EXHIBIT 10.2

Centrus Energy Corp.
Employee Restricted Stock Award Notice

Centrus Energy Corp., a Delaware corporation (the “Company”), hereby grants to ________________(“you” or the “Grantee”), an award of Restricted Stock, subject to and conditioned upon your agreement to the terms of this Employee Restricted Stock Award Notice (the “Award Notice”), the Employee Restricted Stock Award Agreement, which is attached hereto as Exhibit A (the “Agreement”) and the Centrus Energy Corp. 2014 Equity Incentive Plan, as amended and restated from time to time (the “Plan”), all of which are an integral part of, and are hereby incorporated into, the Award Notice. Capitalized terms used but not defined in the Award Notice or the Agreement shall have the meanings set forth in the Plan.

Grant Date	March 31, 2022
Number of Shares Subject to Restricted Stock Award
Vesting Schedule	Subject to any applicable performance threshold, vesting shall be on March 31, 2025 or such earlier date as provided in the Agreement.

Centrus Energy Corp.
By:
                            Name:
                            Title:

15503571.3

By signing below and returning this Award Notice to the Company, you (i) acknowledge receipt of the Agreement and the Plan and that you have read and understand the provisions thereof; (ii) accept the Restricted Stock Award that has been granted to you; and (iii) agree to be bound by all the provisions set forth in this Award Notice, the Agreement and the Plan.
ACKNOWLEDGED AND AGREED
By:

Enclosures:    Exhibit A: Employee Restricted Stock Award Agreement

EXHIBIT A

Centrus Energy Corp.
Employee Restricted Stock Award Agreement
Restricted Stock Award Agreement (the “Agreement”) dated as of _____________ (the “Date of Grant”), between Centrus Energy Corp., a Delaware corporation (the “Company”), and ________________ (the “Grantee”):
R E C I T A L S:
The Company has adopted the Centrus Energy Corp. 2014 Equity Incentive Plan, as amended and restated from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
Grantee is an officer or employee of the Company. The Company has elected to grant Grantee an opportunity to receive a certain number of restricted shares of the Company’s common stock (“Restricted Shares”), subject to the terms and conditions set forth in this Agreement and the Plan. Grantee is willing and desires to receive the Award pursuant to and upon the terms and conditions set out in this Agreement and the Plan.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.Issuance of Restricted Shares.  Pursuant to Section 8 of the Plan, the Company hereby grants to Grantee the Restricted Stock Award (the “RSA”) as set forth in the applicable Award Notice. Evidence of the issuance of the Restricted Shares pursuant to this Agreement may be accomplished in such manner as the Company or its authorized representatives shall deem appropriate, including, without limitation, electronic registration, book entry registration or issuance of a stock certificate or stock certificates in the name of Grantee.  In the event the Restricted Shares are issued in book-entry form, the depository and the Company’s transfer agent shall be provided with appropriate notice referring to the terms, conditions and restrictions applicable to the Restricted Shares, together with such stop-transfer instructions as the Company deems appropriate.  The Company may retain, at its option, the physical custody of any stock certificate representing any Restricted Shares, or require that such certificates be placed in escrow or trust, until all restrictions applicable thereto are removed or lapse.  Grantee shall promptly surrender to the Company for cancellation any stock certificate representing Restricted Shares that have become forfeited.

2.Stockholder Rights. Grantee will be entitled to all the rights of absolute ownership of the Restricted Shares upon issuance thereof, including the right to vote and to receive dividends and other distributions paid with respect to such Restricted Shares. Any such dividends or distributions payable on such Restricted Shares shall be withheld and accumulated, and paid, if at all, upon the vesting of such Restricted Shares. Notwithstanding the forgoing, in the event of forfeiture of any such Restricted Shares, all such dividends and other distributions shall be forfeited.

3.Restrictions; Forfeiture.  The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until such restrictions are removed or expire as described in Paragraph 4 of this Agreement.  The Restricted Shares are also restricted in the sense that they may be forfeited to the Company.  If the Restricted Shares are forfeited as provided in this Agreement or the Plan, the Restricted Shares shall be delivered to and/or revert to the Company for cancellation. In the event the Restricted

Shares are forfeited, all dividends and other distributions on such forfeited Restricted Shares shall also be forfeited.

4.Expiration of Restrictions and Risk of Forfeiture. The restrictions on all of the Restricted Shares granted pursuant to this Agreement will expire and become transferable and non-forfeitable on March 31, 2025 provided (i) the Company has achieved the threshold vesting requirement set forth on Schedule I attached hereto and incorporated herein by reference (“Threshold Vesting Requirement”); and provided further, (ii) subject to the provisions below, Grantee has been continuously employed by the Company or any of its Affiliates since the Date of Grant through the applicable vesting date.  In the event the Company fails to achieve the Threshold Vesting Requirement the Restricted Shares automatically be forfeited and returned to the Company.
Notwithstanding the foregoing, in the event of Grantee's death, disability (as defined in the Plan), involuntary separation from service by the Company other than for Cause, a separation from service for Good Reason (as defined in the Grantee’s Change in Control Agreement, if any), the restrictions shall lapse on a pro rata portion of the unvested Restricted Shares as of the date of such death, disability or termination determined by multiplying the number of Restricted Shares by a fraction, the numerator of which is the number of days the participant was employed by the Company during the applicable performance period and the denominator of which is the number of days in the applicable performance period (the “Proration Fraction”). Further, upon the Grantee’s Retirement (as defined in the Plan), the restrictions on all of the then unvested Restricted Shares shall immediately lapse.

5.Conditions, Termination of Employment and Forfeiture. Except as provided in Paragraph 4, if Grantee’s service as an employee is terminated for any reason, then that portion, if any, of this Award for which restrictions have not lapsed as of the date of termination shall become null and void;  provided, however, that the portion, if any, of this Award for which restrictions have lapsed as of the date of such termination shall survive such termination.

6.No Right to Continued Employment. Neither the Plan nor this Agreement shall confer on Grantee any right to continued employment with the Company.

7.Adjustment Provisions.  The terms of the Award and the number of Restricted Shares granted hereunder shall be subject to adjustment, from time to time, in accordance with Section 16 of the Plan.

8.Delivery of Title to Shares.  As promptly as administratively feasible following the expiration of the restrictions on the Restricted Shares as contemplated in Paragraph 4, and subject to the requirements of Paragraph 13, the Company shall issue or cause to be delivered the Shares acquired pursuant to the Award, free of any restrictive legend relating to the lapsed restrictions, and shall deliver such Shares to or for the benefit of Grantee by means of one or more of the following, as determined by the Company: (a) by delivering to Grantee evidence of book entry Shares credited to the account of Grantee, (b) by depositing such Shares for the benefit of Grantee, (c) by depositing such Shares for the benefit of Grantee with any broker with which Grantee has an account relationship, or (d) by delivering such Shares to Grantee in Certificate form. Delivery of Shares shall be conditioned upon receipt by the Company of any required tax withholding. The value of such Restricted Shares shall not bear any interest owing as a result of the passage of time.

9.Transferability. Except as provided below, during the period of restriction, Restricted Shares shall not be assigned, alienated pledged, attached, sold, or otherwise transferred or encumbered by Grantee, except by will or the laws of descent and distribution. Any such transferred Restricted Shares shall continue to be subject to this Agreement (except that such transferred Restricted Shares shall not be further transferable by the transferee). Compliance with Section 15 of the Plan (respecting tax withholding) shall remain the responsibility of the original Grantee. Any transfer shall be subject to such other rules and procedures as the Committee may specify and the terms and conditions of the Plan.

10.Withholding. Grantee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements due as a result of this Award, and the Company shall have the right and is hereby authorized to withhold from the payment or from any other compensation or other amount owing to Grantee such amount (in cash, Shares or other property, as the case may be) as may be necessary in the opinion of the Company to satisfy all such taxes and requirements.

11.Section 83(b) Election. Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If Grantee elects to make a Section 83(b) Election, Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the Internal Revenue Service. Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election. Grantee acknowledges that there may be adverse tax consequences in connection with a Section 83(b) Election and Grantee is advised to consult a tax advisor in connection with the tax consequences of the grant or vesting of Restricted Shares, the disposition of the underlying shares, or the making of a Section 83(b) Election.

12.Failure to Enforce Not A Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
13.Securities Laws. Upon the acquisition of any Shares pursuant to this Agreement, Grantee will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Agreement, or as the Company otherwise deems necessary or advisable. Nothing herein shall require the Company to issue any Stock with respect to the Award if that issuance would, in the reasonable determination of  the Company, constitute a violation of applicable law, including the securities laws, or the rules of any applicable securities exchange or securities association, as then in effect. Any stock certificates representing Restricted Shares, when issued, shall bear appropriate legends with respect to the restrictions on transferability contained in this Agreement until the restrictions have expired as contemplated by Paragraph 4, and subject to the requirements of this Paragraph 13.  Additionally, such stock certificates shall also bear appropriate legends required under the securities laws.

14.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

15.Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.
16.Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of Grantee, to Grantee’s address as shown in the records of the Company or to such other address as may be designated in writing by either party.

17.Award Subject to Plan. This Award is subject to the Plan. The terms and provisions of the Plan are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

18.Counterparts; Electronic Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, but all of which together shall represent one and the same agreement (including electronic distribution or posting). This Award Agreement may be accepted by return signature or by electronic confirmation. Each party agrees that electronic signatures, whether digital or encrypted, of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Delivery of a copy of this Agreement or any other document contemplated hereby bearing an original or electronic signature by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original or electronic signature.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement. By execution of this Agreement, Grantee acknowledges receipt of a copy of or access to the Plan.

CENTRUS ENERGY CORP.
By:
Name:
Title:

ACKNOWLEDGED AND AGREED
By:
Grantee